UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

CST Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Bulverde Road, Suite 100 San Antonio, Texas	78259
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
As previously disclosed, on September 16, 2016, each of CST Brands, Inc. (“CST”) and Alimentation Couche-Tard Inc. (“Couche-Tard”) filed a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) in connection with the proposed acquisition of CST by Couche-Tard pursuant to the Agreement and Plan of Merger, dated as of August 21, 2016, by and among CST, Circle K Stores Inc., a wholly owned subsidiary of Couche-Tard, and Ultra Acquisition Corp., a wholly owned subsidiary of Circle K Stores Inc. The expiration or termination of the applicable waiting period under the HSR Act is a condition to completion of the transaction.
On October 14, 2016, Couche-Tard voluntarily withdrew its premerger notification and report form under the HSR Act. On October 17, 2016, Couche-Tard re-filed its premerger notification and report form. As a result, the applicable waiting period under the HSR Act will expire on November 16, 2016 at 11:59 p.m. Eastern Time, unless otherwise earlier terminated or extended by the FTC and the Antitrust Division. If prior to the expiration or termination of the waiting period either the FTC or the Antitrust Division issues a request for additional information and documentary materials (a “Second Request”), the waiting period with respect to the merger will be extended until the 30th calendar day following the date of Couche-Tard’s and CST’s substantial compliance with the Second Request. The FTC and the Antitrust Division may terminate the applicable waiting period at any time before its expiration.
In addition to the expiration or termination of the applicable waiting period under the HSR Act, completion of the transaction remains subject to the satisfaction or waiver of other closing conditions, including receipt of the requisite Canadian Competition Act clearance and the approval of CST’s stockholders. As previously announced, CST has scheduled a special meeting of its stockholders for November 16, 2016 to consider and vote on the transaction.

Important Additional Information

In connection with the proposed transaction, CST has filed a definitive proxy statement and other relevant documents concerning the proposed transaction with the SEC. The definitive proxy statement was first mailed to CST stockholders on or about October 11, 2016 and contains important information about the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS. Investors and security holders can obtain a copy of the definitive proxy statement as well as other documents filed with the SEC free of charge at the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement, the SEC filings that will be incorporated by reference in the definitive proxy statement and the other documents filed with the SEC by CST may be obtained free of charge from CST’s Investor Relations page on its corporate website at http://www.cstbrands.com.

Certain Information Concerning Participants

CST and its directors, executive officers, and certain other members of management and employees, may be deemed to be participants in the solicitation of proxies from CST stockholders in connection with the proposed transaction. Information about the directors and executive officers of CST is set forth in CST’s Annual Report on Form 10-K for the year ended December 31, 2015 and the definitive proxy statement on Schedule 14A for CST’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Additional information regarding participants in the proxy solicitation may be obtained by reading the definitive proxy statement regarding the proposed transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
By:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: October 18, 2016